Exhibit 10.15
             WM
    Wayne Mascia Associates         3945 Freedom Circle, Suite 350, Santa Clara,
-------------------------------                    California 95054
COMMERCIAL REAL ESTATE SERVICES     Phone: (408) 970-9400 * Fax: (408) 970-0648

                               SUBLEASE

1. PARTIES

   This Sublease is entered into this _____ day of August, 1995 by and between Asante Technologies, Inc., Subleasor, and Megatest Corporation, Sublessee, as a Sublease under the Master Lease dated July 16, 1992 entered into by, GAMMA BUILDING ASSOCIATES JOINT VENTURE, a California general partnership, as Lessor, and Sublessor under this Sublease as Lessee; a copy of the Master Lease is attached hereto as Exhibit "A".

2. PREMISES

   Sublessor leases to Sublessee and Sublessee hires from Sublessor the following described Premises together with the appurtenances, situated in the City of San Jose, County of Santa Clara, State of California, commonly known and described as a portion of 821 Fox Lane, more particularly described in EXHIBIT A, consisting of approximately 17,000 square feet of space, including all furniture and furnishings therein as described in the Addendum, paragraph 2.A.

3. TERM

   (a) See Addendum, paragraph 20.

4. RENTAL

   Sublessee shall pay to sublessor as rental, the sum of [see Addendum, paragraph 4] Dollars ($__________) per month in advance on the first day of each month in lawful money of the United States of America, commencing on the _______ day of _____________.

5. POSSESSION

   Notwithstanding said commencement date, if for any reason Sublessor cannot deliver possession of the Premises to Sublessee on said date, Sublessor shall not be subject to any liability therefore, nor shall such failure affect the validity of this Lease or the obligations of Sublessee hereunder or extend the term hereof, but in such case Subleasee shall not be obligated to pay rent until possession of the Premises is tendered to Sublessee; provided, however, that if Sublessor shall not have delivered possession of the Premises within sixty (60) days from said commencement date, Sublessee may, at Sublessee's option, by notice in writing to Sublessor within ten (10) days thereafter, cancel this Sublease, in which event the parties shall be discharged from all obligations thereunder. If Sublessee occupies the Premises prior to said commencement date, such occupancy shall be subject to all provisions hereof, such occupancy shall not advance the termination date and Sublessee shall pay rent for such period at the initial monthly rates set forth above.

6. SECURITY DEPOSIT

   Sublessee shall deposit with Sublessor upon the execution hereof $21,250.00 as security for Sublessee's faithful performance of Sublessee's obligation hereunder. If Sublessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Sublessor may become obligated by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. The provisions of paragraph 3.5 shall also be applicable to this Sublease. If Sublessee performs all of Sublessee's obligations hereunder, said deposit, or so much thereof as has not heretofore been applied by Sublessor, shall be returned, without payment of interest or other increment for its use to Sublessee at the expiration of the term hereof, and after Sublessee has vacated the premises.

7. USE

   Sublessee  shall  use the  premises  for the  uses  permitted  in the  Master
Lease.

8. PROVISIONS CONSTITUTING SUBLEASE

   a. This Sublease is subject to all of the terms and conditions of the Master Lease in Exhibit "A" and Sublessee shall assume and perform the obligations of the Lessee in said Master Lease, to the extent said terms and conditions are applicable to the Premises subleased pursuant to this Sublease. Sublessee shall not commit or permit to be committed on the Premises any act or omission which shall violate any term or condition of the Master Lease. In the event of termination of Sublessor's interest as Lessee under the Master Lease for any reason, then this Sublease shall terminate coincidentally therewith without any liability of Sublessor to Sublessee.

   b. All of the terms and conditions contained in the Master Lease are incorporated herein except for paragraphs 1.2, 1.3, 1.4, 1.5, 2.2, 2.4, 3.1, 3.2, 3.3, 5.3, 5.4(iv), Article 8, 9.2.1, 9.3, 17.12, 18.1.4,
       18.1.5, 18.1.6, 18.1.7 as terms and conditions of this Sublease (with each reference therein to Lessor and Lessee to be deemed to refer to Sublessor and Sublessee) and along with all of the following paragraphs set out in this Sublease, shall be the complete terms and conditions of this Sublease.

9. ASSIGNMENT OF SUBLEASE

   Sublessee shall not assign this Sublease or any interest therein nor sublet the demised premises or any part thereof or any right or privilege appurtenant thereto nor permit the occupancy or use of any part thereof by any person without the written consent of Sublessor first had and obtained. Any such assignment, further subletting, occupancy or use without the prior written consent of the Sublessor shall at the option of the Sublessor terminate this Sublease.

10.  Upon  execution  of  this  Sublease,   Sublessor  shall  pay  Wayne  Mascis
Associates, a licensed real estate broker, fees set forth in a separate agreement between Sublessor and Broker. See Addendum.

IN WITNESS WHEREOF, the parties hereto have executed this Sublease in duplicate.


DATED: 8/21/95                              DATED: 8/21/95
       ___________________________                 _____________________________

ASANTE TECHNOLOGIES, INC.                   MEGATEST CORPORATION
__________________________________          ____________________________________
Sublessor                                   Sublessee

By     /s/ Roy Daheb                        By     /s/ Patrick J. Ryan
__________________________________          ____________________________________
Sublessor                                   Sublessee

__________________________________          ____________________________________

CONSENT TO SUBLEASE

Without releasing lessee in the Master Lease from the obligations hereunder, the undersigned hereby consents to the foregoing Sublease provided that this consent shall not be construed as a consent to any further subletting.

DATED: 8/21/95                              Gamma Building Associates, J.V.
       ____________________________          By: Commercial Properties 2, L.P.
                                             By: Real Estate Services VII, Inc.

                                                 Michael T. Marron
                                                 _______________________________
                                                 By: Michael T. Marron
                                                     Vice President

                          ADDENDUM TO SUBLEASE BETWEEN
                    ASANTE TECHNOLOGIES, INC. ("SUBLESSOR")
                     AND MEGATEST CORPORATION ("SUBLESSEE")
                             DATED AUGUST __, 1995

This Addendum to Sublease contains additional provisions which are an integral part of the Sublease.

    2.A Premises. The area of the Sublease Premises shall be determined by the contractor installing the demising wall described in paragraph 20.

    4. Rental. The rental for the Sublease Premises shall be the area of the Sublease Premises multipled by $1.25 per square foot. The rental shall include all operating and other expenses incurred by Sublessor under the Master Lease and the cost of leasing all furniture, fixtures and equipment on the Sublease Premises.

    6.1 Repair, Maintenance and Management. If, for any reason, it is not feasible for both Sublessee and Sublessor to repair, maintain and manage the matters described in paragraph 6.1, Sublessor shall do so at a reasonable cost, and Sublessee shall pay its pro rata share of such costs. By way of example only, if a sink in the Sublease Premises is clogged because of Sublessee's activities and the repair can only be made in that portion of the Premises retained by Sublessor, Sublessor shall bill for the repair.

    11.1 Damage. Notwithstanding the provisions of paragraph 11.1, if there is any damage or destruction of the Premises or any portion thereof, Sublessor shall exercise its best efforts to require the Master Lessor to promptly commence repairs and restoration.

    16.3  Indemnification. Add the following subparagraph (c) to paragrpah 16.3:

          "or (c) any pre-existing Hazardous Materials in, on, under or about the Sublease Premises or the land of which the Sublease Premises is a part, and any migration of Hazardous Materials to, in, on, under or about the Sublease Premises or the land of which the Sublease Premises are a part."

    17.1 Inspection. Notwithstanding the provisions of paragraph 17.1 and except in case of emergencies, Sublessee shall have the right to exclude Sublessor from certain areas of the Sublease Premises for security purposes or parking purposes or both. If Sublessor is permitted onto the Leased

          Premises, Sublessee shall have the right to accompany Sublessor at all times.

    17.2 Estoppels and Subordination. Sublessor shall obtain on or before September 15, 1995, an instrument(s) by which every lender who has a loan outstanding on, and whose loan is secured by, the real property of which the Sublease Premises are a part, which instrument shall recognize Sublessee's right to continue under the terms of the Lease in the event of any default by Sublessor or foreclosure by any one or more lender. Sublessor shall also obtain an estoppel certificate, the terms of which shall be similar to those described in paragraph 17.5, from the Master Lessor and which is reasonably acceptable to Sublessee, stating that Sublessor is not in default under the Master Lease.

    18.1A Option. Notwithstanding the provisions of paragraph 18.1, Sublessor grants to Sublessee one option to extend the Lease Term for a period of one year at the monthly rate of $1.30 square foot for the Sublease Premises. This option to extend shall be effective if and only if Sublessor exercises its option to extend the term of the Master Lease.

    19. Expenses. It is Sublessor's and Sublessee's intent that Sublessor shall pay all building operating expenses, including real property taxes, insurance premiums, janitorial services, utilities, repairs, maintenance, security, etc., and, provided that Sublessee is not in default, Sublessee shall pay only the amount described in paragraph 4, plus the cost of installing a wall separating the Sublease Premises from the space continued to be occupied by Sublessor.

    20. Occupancy. The parties intend that the occupancy date for Sublessee shall be the earlier of (a) September 1, 1995, or (b) the date that Sublessee opens for business in the Sublease Premises. The September 1, 1995, date is based on the assumption that this Sublease will be executed by the parties and approved by Lessor on or before August 16, 1995. If the Sublease is executed and approved by Lessor after August 16, 1995, the rental commencement date shall be extended by the number of days between August 16, 1995, and the date of execution and approval. Upon the execution of this Sublease, Sublessee shall have a right of early entry for the construction of the wall separating the Sublease Premises from the premises occupied by Sublessor and the installation of telephone and data systems, including the installation of one or more underground fiber-optic cables in the approximate location shown on EXHIBIT A, but such early entry shall not constitute "occupancy" for purposes of rental commencement. Sublessee shall have a right of entry for the purposes described above and for the maintenance and repair of the same at

          Sublessee's expense. Sublessee shall exercise due diligence to cause as little interference as possible with Sublessor's operations.

    21. Condition of Premises. Notwithstanding the provisions of paragraph 2.3, Sublessor shall deliver the Sublease Premises to Sublessee in a clean condition and with all systems in good working order.

    22. Signs. Sublessor and Sublessee shall mutually agree to the size and design of signs to be installed by Sublessee on the Sublease Premises, the Building or the Common Area, as the case may be.

    23. Assignment. If Sublessor desires to vacate the premises occupied by it prior to the expiration of the Master Lease, Sublessor shall notify Sublessee as quickly as possible and, at Sublessee's request, Sublessor shall assign to Sublessee, pursuant to the terms of the Master Lease, the remainder of Sublessor's interest in the Master Lease. In such event, Sublessor shall be responsible for the compliance with all the terms of the Master Lease prior to the assignment and Sublessee shall be responsible for such compliance after the assignment. Each party shall defend, indemnify and hold the other harmless from any claim, cost, liability or judgment, including reasonable attorney's fees and costs, arising from such party's failure to comply as set forth above. Lessor's consent to this Sublease shall constitute Lessor's approval of the future assignment, if any, set forth above, except that (1) Lessor shall retain the right to approve Sublessee's credit worthiness and financial stability at the time of the assignment, and (2) Sublessee shall represent and warrant to Lessor that Sublessee shall not be using, storing, generating, treating and disposing of any Hazardous Materials in connection with such premises, except those materials commonly used in connection with the operation of offices and in such quantities as are commensurate with the size of the offices.

    24. Sublessor and Lessor have agreed to share the rental to be paid by Sublessee in the manner set forth in the letter dated Auguat 16, 1995, from Gamma Building Associates, J.V. to Asante Technologies, a copy of which is attached hereto.

                FIRST AMENDMENT TO SUBLEASE ("SUBLEASE") BETWEEN
                    ASANTE TECHNOLOGIES, INC. ("SUBLESSOR")
                     AND MEGATEST CORPORATION ("SUBLESSEE")
                           DATED ______________, 1995

This First Amendment to Sublease is entered into as of September 27, 1995, between Sublessor and Sublessee.

For  valuable   consideration,   the  receipt  and   sufficiency  of  which  are
acknowledged, Sublessor and Sublessee hereby agree as follows:

    1. Pursuant to paragraph 2.A of the Addendum to Sublease, Sublessor and Sublessee agreed to determine the area of the Sublease Premises subsequent to the execution of the Sublease. Sublessor and Sublessee have done so and agree that the area of the Sublease Premises is 14,500 square feet of rentable space. Acordingly, under paragraph 4 of the Addendum to Sublease, the rental for the Sublease Premises shall be $18,125 per month.

    2. Except as expressly amended hereby, the Sublease is and shall remain in full force and effect.

SUBLESSOR                            SUBLESSEE

ASANTE TECHNOLOGIES, INC.            MEGATEST CORPORATION


By  /s/ Bill Leung                   By  /s/ Patrick J. Ryan
  ______________________               ______________________